Exhibit 10.7

SECURED PROMISSORY NOTE

$450,000.00	April 16, 2015

FOR VALUE RECEIVED, the undersigned, UNI-PIXEL DISPLAYS, INC., a Texas corporation(“UPDI”), hereby promises to pay to the order of ATMEL CORPORATION, a Delaware corporation (“Atmel”), in lawful money of the United States of America and in immediately available funds, the principal amount of Four Hundred Fifty Thousand Dollars ($450,000), on or before the earlier of (i) the second (2nd) anniversary of the date hereof or (ii) the sale of equity and/or debt securities of UPDI or any affiliate of UPDI after the date hereof pursuant to which UPDI or any affiliate of UPDI receives gross proceeds of no less than Five Million Dollars ($5,000,000) (such earlier date, the “Maturity Date”), to pay the Purchase Price, as provided in the Purchase and Sale Agreement between UPDI and Atmel, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”; capitalized terms used and not defined herein shall have the meanings given to such terms in the Purchase Agreement).

Interest shall accrue on the unpaid principal amount at a rate equal to two percent (2%) per annum compounded semi-annually (the “Interest Rate”).  Interest shall be paid in arrears semi-annually, commencing with the six-month anniversary of the date hereof.

The aggregate unpaid principal amount of this Secured Promissory Note (this “Note”), all accrued and unpaid interest and all other amounts payable under this Note shall be due and payable on the Maturity Date.  UPDI shall have the right to prepay this note, in whole or in part, at any time without penalty.

This Note is the Note referred to in the Purchase Agreement.  As security for UPDI’s obligation under this Note, UPDI hereby grants to Atmel a security interest in the Purchased Assets and all accounts receivable subsequently arising from UPDI’s manufacture and sale of XSense Touch Sensors and all proceeds therefrom.  Atmel acknowledges that the liens granted pursuant to this Note are expressly subject and subordinate to the liens granted in favor of Hudson Bay Master Fund Ltd. as Collateral Agent for the Buyers party to that certain Securities Purchase Agreement dated as of April 16, 2015, (collectively, the “First Lienholders”) under that certain Pledge and Security Agreement by and between Uni-Pixel, Inc. and Uni-Pixel Displays, Inc. in favor of Hudson Bay Master Fund Ltd., in its capacity as Collateral Agent for the Buyers party to the Securities Purchase Agreement dated as of April 16, 2015 (the “First Lien”) and the foreclosure of any collateral granted herein is subject to the right of the First Lienholders to exercise and enforce the rights granted under the First Lien.

UPDI shall pay all costs of collection, including, without limitation, reasonable attorneys’ fees and legal expenses if this Note is not paid when due, whether or not legal proceedings are commenced.  Atmel, in its discretion, may file one or more financing statements, naming UPDI as a debtor and Atmel as secured party and indicating the collateral specified in this Note.

The following shall constitute events of default under this Note:  (1) UPDI files a voluntary petition, or UPDI consents to or fails to vacate within thirty days an involuntary petition, under any bankruptcy, insolvency or similar law, or UPDI admits in writing its inability to pay its debts generally as they mature, or UPDI makes a general assignment for the benefit of its or any of its creditors; (2) an order, judgment, or decree is entered adjudicating UPDI bankrupt, insolvent or similar status or a petition seeking reorganization or appointing a receiver, trustee, judicial manager, or liquidator of all or a substantial part of UPDI's assets is approved; or (3) UPDI fails to make any required payment within five (5) business days after such payment is due and payable.  Subject to the subordination provisions herein, upon the occurrence of an event of default set forth under clause (1) or (2) of this paragraph, the principal balance outstanding under this Note, as well as any interest thereon, shall automatically mature and be due and payable immediately, without presentment, demand, diligence, protest, notice of acceleration, or other notice of any kind, all of which UPDI hereby expressly waives.  Upon the occurrence of an event of default set forth under clause (3) of this paragraph, UPDI shall pay to Atmel on demand interest on such unpaid amount (to the extent permitted by applicable law) for the period from the date such amount was due until such amount shall have been paid in full at the Interest Rate plus 3.00% per annum, and Atmel shall have the right, upon notice to UPDI, to accelerate the principal balance outstanding under this Note, as well as any interest thereon, whereupon such amounts shall mature and be due and payable immediately, without presentment, demand, diligence, protest, notice of acceleration, or other notice of any kind, all of which UPDI hereby expressly waives.  These remedies are not intended to be exclusive of any other right or remedy available hereunder or at law or in equity.

UPDI hereby waives demand, diligence, presentment, protest and notice of every kind, and warrants to the holder that all action and approvals required for the execution and delivery hereof as a legal, valid and binding obligation of the undersigned, enforceable in accordance with the terms hereof, have been duly taken and obtained.

Any term, covenant, agreement or condition of this Note may be amended or waived if such amendment or waiver is in writing and is signed by UPDI and Atmel.  No failure or delay by Atmel in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.  A waiver or consent given hereunder shall be effective only if in writing and in the specific instance and for the specific purpose for which given.

In addition to any rights and remedies of Atmel provided by law, Atmel shall have the right, without prior notice to UPDI, any such notice being expressly waived by UPDI to the extent permitted by applicable law, upon the occurrence and during the continuance of a default or an event of default, to set-off and apply against the principal balance outstanding under this Note and any accrued interest thereon, whether matured or unmatured, owed by UPDI to Atmel, any amount owing from Atmel to UPDI.  The aforesaid right of set-off may be exercised by Atmel against UPDI or against any trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of UPDI or against anyone else claiming through or against UPDI or such trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by Atmel prior to the occurrence of a default or an event of default.  Atmel agrees promptly to notify UPDI after any such set-off and application made by Atmel, provided that the failure to give such notice shall not affect the validity of such set-off and application.

THIS NOTE SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW RULES OR PROVISIONS THEREOF (WHETHER OF THE STATE OF CALIFORNIA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF CALIFORNIA.

This Note may be assigned or transferred by Atmel to any person. UPDI may not assign or transfer this Note or any of its rights hereunder without the prior written consent of Atmel transfer (and any such attempted assignment or transfer shall be void).  This Note shall inure to the benefit of, and be binding upon, the parties and their permitted assigns.

[Signature Page Follows]

IN WITNESS WHEREOF, UPDI has caused this Secured Promissory Note to be signed by its duly authorized officer as of the date first above written.

UNI-PIXEL DISPLAYS, INC.

By: /s/ Jeff Hawthorne
Name: Jeff Hawthorne
Title:  Chief Executive Officer